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                                                         Exhibit 10.5


Schneider Securities, Inc.
Investment Banking Department
Lock-up Agreement
Date:          , 2000

The undersigned constituting either an officer, director or 5% or greater stockholder and any consultant, acquiring or having acquired common stock and/or options or warrants for the underlying shares of common stock (Securities) of Investors Capital Holdings, Ltd. ("Company") more
specifically       shares and      options or warrants, hereby agree with
Schneider Securities, Inc. and the Company in order to further the underwriting of the initial public offering of the common stock of the Company as follows:

          That the undersigned will not sell any of their shares, options, warrants or underlying shares of common stock for the 12-month period commencing on the effective date of the offering.

          The foregoing restriction on Disposition is expressly agreed to preclude the holder of the securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging and/or hypothecation or other transaction would also include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any securities or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

          The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement and acknowledges and agrees that for a period of 12-months from the effective date of the Registration Statement, the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

          The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. Any violation of this agreement shall be deemed as securities fraud and punishable to the full extent of the law.

          The undersigned further agree that the Company will instruct the Transfer Agent of the lock-up restrictions and cause it to note these restrictions on its transfer books and on any certificate or warrant that may issue and that the shares and/or options or warrants will not be released unless consented to by the Company, Company counsel and by Schneider Securities, Inc. together.

          The Company agrees to the foregoing and further agrees that it will not issue during the 12-month period from the effective date, any shares or warrants or other securities at a price that is less than the initial public offering price of the offered securities without the consent of Schneider Securities, Inc. except as otherwise as may be disclosed in the prospectus.

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

___________________________________          ____________________________________
(name)                                       (address and social security number)


___________________________________          ____________________________________
(number of shares)                           (certificate number)


Date: _____________________________


Company: By: _____________________
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